UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                -----------------

                         FORM S-8 REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                ------------------

                               CDX.COM INCORPORATED
              (Exact Name of Registrant as Specified in its Charter)

State of Colorado             355 Interstate Blvd,          84-0771180
                              Sarasota, FL  34240

(State or Other               (Address, including zip       (I.R.S. Employer
Jurisdiction of               code of principal             Identification
Incorporation or              executive office)             Number)
Organization)

                              CDX.com Incorporated
                                2000 Stock Plan
                            (Full title of the plan)

                                 MATTHEW A. VEAL
                              CDX.com Incorporated
                               355 Interstate Blvd
                               Sarasota, FL 34240
                                 (941) 923-1949
                       (Name, address, and telephone number,
                                of agent for service)
                                 ------------------

                         CALCULATION OF REGISTRATION FEE

Title of         Amount      Proposed Maximum  Proposed Maximum    Amount of
Securities to    to be       Offering Price    Aggregate Offering  Registration
be Registered    Registered  Per Share         Price
Fee

Common Stock     7,111,906   $0.08             $568,953            $142.24
                 shares

          Approximate date of proposed sales pursuant to the plan: As soon as practicable after this Registration Statement becomes effective.



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                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
------------------------------------------------

      The following documents filed by the Company with the Commission are incorporated herein by reference:

(a)  The  Company's  Annual  Report on Form  10-KSB  for the year ended June 30,
     2000.

(b) The Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2000.

(c)  The Company's Current Report on Form 8-K filed December 6, 2000.

(d) The description of securities contained in the Company's registration statement under the Securities Exchange Act of 1934.

      All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Item 6.  Indemnification of Directors and Officers.
--------------------------------------------------

      The Company's Articles of Incorporation eliminate liability of its directors and officers for breaches of fiduciary duties as directors and officers, except to the extent otherwise required by the Colorado Revised
Statutes and where the breach involves intentional misconduct, fraud or a knowing violation of the law.

      The Colorado Revised Statutes contain provisions for indemnification of officers and directors of the Company and, in certain cases, employees and other persons. Each such person will be indemnified in any proceeding if such person acted in good faith and in a manner which such person reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful. Indemnification would cover expenses, including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement.



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Item 8.  Exhibits.
-----------------

      5           Opinion re legality

      23.1        Consent of Independent Certified Public Accountants

      23.2        Consent of Legal Counsel (included as part of Exhibit 5)

Item 9.  Undertakings.
---------------------

A.    Undertakings Relating to Delayed or Continuous Offerings of
      Securities

      (1) The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      (2) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3)  The  undersigned   registrant   hereby   undertakes  to  remove  from
registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. Undertaking Relating to the Incorporation of Certain Documents by Reference

      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.    Undertaking Relating to the Incorporation of Annual Report to Stockholders

      The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security-holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus,  to deliver,  or


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cause to be  delivered to each person to whom the  prospectus  is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

D.    Undertaking Relating to Registration Statement on Form      S-8

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



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                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on January 12, 2001.

                                          CDX.COM INCORPORATED


                                          By:
                                             Howard Davidsmeyer, CEO


      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      SIGNATURE              TITLE                       DATE

/s/ Howard Davidsmeyer       Director, Chief             January 12, 2001
Howard Davidsmeyer           Executive Officer


/s/ Matthew A. Veal          Director, Chief Financial   January 12, 2001
Matthew A. Veal              and Accounting Officer




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                                  EXHIBIT INDEX

Exhibit
Number                              Title

   5                    Opinion re legality

  23.1                  Consent  of  Independent   Certified  Public
                        Accountants

  23.2 Consent of Legal Counsel (included as part of Exhibit 5)




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